Exhibit 99.1

Media Contact                                Investor Contact
Bob Guenther, 203-578-2391                     Terry Mangan, 203-578-2318
rguenther@websterbank.com                             tmangan@websterbank.com

Webster Sets Date for Annual Shareholders Meeting

WATERBURY, Conn., February 15, 2016 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., announced today that its board of directors has scheduled the corporation’s annual meeting of shareholders at 4:00 p.m. EDT, April 28, 2016 at the Mattatuck Museum, 144 West Main Street, Waterbury, Conn.

The record date for shareholders to vote at the meeting is February 29, 2016.

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About Webster:
Webster Financial Corporation is the holding company for Webster Bank, National Association. With $24.7 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 180 banking centers and 353 ATMs. Webster also provides telephone banking, mobile banking, and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.